EXHIBIT ITEM 24 (b)(4)(f)

                          ENHANCED OPTION RIDER (DR46)

                                       ENHANCED OPTION 1 CONTRACT RIDER

                                       This rider is issued as part of the
                                       contract to which it is attached. Except as otherwise stated in this Rider, it is subject to all of the provisions of the contract.

CONTRACT NUMBER:                       [13000000]

PRIMARY ANNUITANT:                     [JOHN DOE]

INITIAL RIDER CHARGE:                  [$ 5.00]

                                       THE "WITHDRAWALS AND FULL SURRENDER"
                                       PROVISION OF PART 5 OF THE CONTRACT IS
                                       REPLACED WITH THE FOLLOWING:

WITHDRAWALS AND                        You may withdraw in cash the Contract
FULL SURRENDER                         Value of this contract, less any
                                       applicable deferred premium tax or
                                       contingent deferred sales charge, in
                                       whole or in part any time prior to the
                                       Maturity Date or at any time for amounts held under Variable Payment Annuity
                                       Options K or L. Such withdrawals must be by Written Request and must include such tax withholding information as We may reasonably require. The portion withdrawn from any Subaccount will be taken by the surrender and release of such number of Accumulation Units in such Subaccount required to make the withdrawal, including any deferred premium tax or contingent deferred sales charge applicable to such withdrawal. Any portion withdrawn from the Guaranteed
                                       Interest Account will be taken by the
                                       release of Adjusted Premiums in the
                                       amount needed to make the withdrawal,
                                       including any deferred premium tax or
                                       contingent deferred sales charge
                                       applicable to such withdrawal. If no
                                       Contract Value remains under this
                                       contract as the result of a withdrawal,
                                       the contract will be deemed fully
                                       surrendered and have no further value or effect. The Contract Value will be determined on the Valuation Date that coincides with the date of the withdrawal.

                                       In each Contract Year you may withdraw a portion of your Contract Value free of any contingent deferred sales charge, called the free withdrawal amount. During the first Contract Year, the free withdrawal amount is 10% of the Contract Value at the time of the first partial withdrawal.

                                       If you elect Death Benefit Option 1 as
                                       described in Part 9 of this contract, in all Contract Years after the first, any unused percentage of the free withdrawal amount from prior years may be carried forward to the current Contract Year subject to the following limitation:

DR46                                   1
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                                       1.    During the second Contract Year,
                                             the unused percentage of the free
                                             withdrawal amount from the prior
                                             year plus the current year free
                                             withdrawal amount can not exceed
                                             20% of the Contract Value as of the
                                             end of the prior Contract Year; or

                                       2.    During the third and all subsequent
                                             Contract Years, the unused
                                             percentage of the free withdrawal
                                             amount from prior years plus the
                                             current year free withdrawal amount
                                             can not exceed 30% of the Contract
                                             Value as of the end of the prior
                                             Contract Year; or

                                       Any amount withdrawn in excess of the
                                       free withdrawal amount will be subject to the following contingent deferred sales charge, expressed as a percentage of the amount withdrawn:

                                        Age in Complete Years from Payment
                                         Date of Unit or Adjusted Premium             Contingent Deferred
                                         Released to Effectuate Withdrawal               Sales Charge
                                         ---------------------------------               ------------

                                                          0                                   7%
                                                          1                                   7%
                                                          2                                   6%
                                                          3                                   6%
                                                          4                                   5%
                                                          5                                   4%
                                                          6                                   3%
                                                     7 and over                               0%

                                       The contingent deferred sales charge is
                                       applied to amounts withdrawn up to the
                                       total of all Premium Payments less prior withdrawals including any free withdrawal amounts. In no event, however, will the total of all contingent deferred sales charges applied under this contract exceed 9% of the total premium payments paid on this contract.

                                       You may elect to apply the amount
                                       withdrawn or surrendered to the various
                                       Payment Options described in Part 10.

                                       THE FOLLOWING PROVISION IS ADDED TO PART
                                       6 OF THE CONTRACT:

RIDER CHARGE                           On the Contract Date, We will deduct a
                                       charge for this rider equal to 0.05% of
                                       the initial premium payment. The amount
                                       of the initial rider charge is as shown
                                       on this rider. Thereafter, We will deduct a charge equal to 0.05% of the Contract
                                       Value at the beginning of each Contract
                                       Year. Such charge will be deducted from
                                       the Contract Value with each Subaccount
                                       and Guaranteed Interest Account bearing a pro-rata share of such charge based on the proportionate Contract Value of each of the Subaccounts and Guaranteed
                                       Interest Account.

DR46                                   2
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                                       THE "DEATH BENEFIT - OPTION 1" PROVISION
                                       OF PART 9 OF THE CONTRACT IS REPLACED
                                       WITH THE FOLLOWING:

DEATH BENEFIT - OPTION 1               Upon the death of the Annuitant or an
                                       Owner/Annuitant who has not yet attained age 80, the death proceeds (less any deferred premium tax) is equal to the greater of:

                                       a.  the Contract Value next determined
                                           following receipt of a certified copy
                                           of the death certificate at VPMO; or

                                       b.  the 7-Year Step-up Amount as defined
                                           below:

                                           7 YEAR STEP-UP AMOUNT:
                                           ----------------------

                                           In the first seven contract years,
                                           the 7-Year Step-up Amount equals 100%
                                           of purchase payments less Adjusted
                                           Partial Withdrawals (as defined
                                           below).

                                           In any subsequent seven
                                           Contract Year period, the 7-Year
                                           Step-up Amount equals the 7-Year
                                           Step-up Amount that would have been
                                           paid on the prior seventh Contract
                                           Anniversary plus 100% of purchase
                                           payments less Adjusted Partial
                                           Withdrawals made since the prior
                                           seventh Contract Anniversary.

                                       On and after the Annuitant's attained age
                                       80, the death proceeds (less any deferred premium tax) equals the greater of:

                                       a.  the death benefit calculated at the
                                           end of the last seven Contract Year
                                           period prior to the Annuitant's
                                           attained age 80, plus 100% of the
                                           premium payments less "Adjusted
                                           Partial Withdrawals" made since the
                                           end of the Contract Year prior to the
                                           Annuitant's attained age 80; or

                                       b.  the Contract Value next determined
                                           following receipt of a certified
                                           copy of the death certificate at
                                           VPMO.

                                               PHL Variable Insurance Company

                                               /s/ John H. Beers
                                                   Secretary

DR46                                   3